From the President

July 29, 2019

TO: All Members

SUBJECT: Second Quarter 2019 Financial Results and Dividend Payments

I am pleased to advise you of the following announcements in the attached news release:

•	Net income of $67.7 million for the second quarter of 2019

•	Advances of $81.8 billion

•	Retained earnings at $1.3 billion

These results reflect the relevance of the cooperative to our membership and allow us to set aside a meaningful contribution to affordable housing programs.

Dividend Payments

The Board of Directors declared quarterly dividends of 7.75 percent annualized on activity stock and 4.5 percent annualized on membership stock. These dividends will be calculated on your average capital stock held during the period April 1 to June 30, 2019, and will be credited to your Demand Deposit Account (DDA) tomorrow, July 30.

To estimate the amount of your dividend payment, please check the capital stock dividend calculator on Bank4Banks®.

As a reminder, our quarterly conference call is scheduled for Thursday, August 1, at 9 a.m. If you have yet to register, you may do so by clicking here.

Sincerely,

Winthrop Watson
President and Chief Executive Officer

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